UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

BrewBilt Brewing Company
(Exact name of registrant as specified in its charter)

Florida	000-53276	86-3424797
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

110 Spring Hill Drive # 17, Grass Valley, CA 95945
(Address of principal executive offices)

(530) 205-3437
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jef Lewis

On September 5, 2023, BrewBilt Brewing Company (the “Company”) accepted the resignation of Jef Lewis as the Company’s Chief Executive Officer, Secretary and Treasurer. Following his resignation, Mr. Lewis continues to serve as a member of the Company’s Board of Directors, pursuant to a Board of Directors Agreement with Mr. Lewis dated September 5, 2023 (the “Directors Agreement”). Pursuant to the Directors Agreement, the Company will (i) compensate Mr. Lewis $36,000 per annum, and (ii) issue Mr. Lewis 559 shares of the Company’s Preferred Series A Stock with an aggregate stated value of $150,000.

In addition, in connection with his resignation, the Company has agreed to issue Mr. Lewis 1,965 shares of the Company’s Preferred Series A Stock with an aggregate stated value of $527,500 as payment for unpaid wages in the same amount.

The foregoing description of the Directors Agreement is qualified in its entirety by reference to the actual terms thereof, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Bennett Buchanan

On September 5, 2023, the Company appointed Bennett Buchanan, a director of the Company and the Company’s COO prior to his appointment, to serve as the Company’s Chief Executive Officer, Secretary and Treasurer. In connection with his appointment, the Company entered into an Employment Agreement with Mr. Buchanan dated September 5, 2023 (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company will (i) compensate Mr. Buchanan $250,000 per annum in, and (ii) issue Mr. Buchanan 559 shares of the Company’s Preferred Series A Stock with an aggregate stated value of $150,000. Unpaid salary will accrue interest at a rate of 6% per annum, and may be converted into shares of the Company’s Preferred Series A Stock, which will be subject to repurchase by the Company on demand by Mr. Buchanan. The Employment Agreement has a term ending December 31, 2024, subject to the right of either party to terminate the Employment Agreement at any time on 90 days’ written notice.

In addition, the Company has agreed to issue Mr. Buchanan 1,185 shares of the Company’s Preferred Series A Stock with an aggregate stated value of $318,159 as payment for unpaid wages in the same amount.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the actual terms thereof, which has been filed as Exhibit 10.2 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Board of Directors Agreement between BrewBilt Brewing Company and Jef Lewis, dated September 5, 2023

Exhibit 10.2	Employment Agreement between BrewBilt Brewing Company and Bennett Buchanan, dated September 5, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrewBilt Brewing Company

Date: September 11, 2023	By:	/s/ Bennett Buchanan
Bennett Buchanan, Chief Executive Officer